LUFKIN INDUSTIES, INC.
NONEMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

Agreement made effective the _____ day of ____, 2008, (the "Grant Date") between Lufkin Industries, Inc., a Texas corporation (the "Company"), and ___________ ("Optionee").

To carry out the decision of the Lufkin Industries, Inc.’s Board of Directors and in accordance with the Lufkin Industries, Inc.’s Incentive Stock Option Plan 2000, to which this Agreement is expressly subject and a copy of which is attached hereto as Exhibit A, by affording Optionee the opportunity to purchase shares of Common Stock, par value $1.00 per share, of the Company ("Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Optionee hereby agree as follows:

 1.            Grant of Option.  The Company hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 2,000 shares of Stock, on the terms and conditions set forth herein and in the Plan.

 2.            Exercise Price.  The exercise price of the Option shall be $75.10 per share.

 3.            Exercise of Option.  (a) Subject to the further provisions of this Agreement, the Option granted pursuant to this Agreement may be exercised immediately on the date of grant.

(b)            Subject to the earlier expiration of the Option as herein provided and subject to the terms and conditions contained herein, the Option may be exercised by written notice (which complies in all respects with the provisions of this Agreement) to the Company at its principal executive office addressed to the attention of the Secretary of the Company, identifying the Option and specifying the number of shares that the Optionee decides to purchase, such exercise to be effective at the time of receipt of such written notice at the Company's principal executive office during normal business hours.  The notice shall not be considered to be properly given unless accompanied by all documentation deemed appropriate by the Company to reflect exercise of the Option and compliance with all applicable laws, rules and regulations.

(c)            Notwithstanding anything herein to the contrary, in no event shall the Option, or any part thereof, be exercisable after the tenth anniversary of the Grant Date.

 4.            Payment of Option Exercise Price.  Upon exercise of an Option, the full option exercise price for the shares with respect to which the Option is being exercised shall be payable to the Company in cash or by check payable and acceptable to the Company. Payment instructions will be received subject to collection.

 5.            Non-Transferability.  The Option may not be transferred by Optionee separately or otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

 6.            Termination.  (a) If the Optionee gives notice of his resignation from the Board of Directors of the Company, the Option shall be exercisable by him, subject to Section 3(c) above, only within three months after such date of resignation.

(b)            If, however, Optionee gives notice that he does not intend to stand for reelection, is given notice that he will be asked to retire from the Board of Directors or becomes disabled and is unable to serve while a member of the Board of Directors, the Option shall be exercisable by the Optionee at any time within twelve months after the effective date of such retirement or termination of service, subject to Section 3(c) above.

(c)            If the Optionee shall die while entitled to exercise the Option, the Optionee's estate, personal representative or beneficiary, as the case may be, shall have the right subject to the provisions of Section 3(c) above, to exercise the Option at any time within 12 months after the date of the Optionee's death, to the extent that the Optionee was entitled to exercise the same on the day immediately prior to the Optionee's death.

 7.            Withholding of Tax. Any issuance of Stock pursuant to the exercise of the Option under this Agreement shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto.  Such arrangements may be paid in cash or by check payable and acceptable to the Company.  Payment instruments will be received subject to collection.

 8.            Securities Matters.  The Option granted herein shall be subject to the requirement that, if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue of purchase of shares hereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board of Directors.

 9.            Relationship. Any question as to whether and when there has been a termination of Optionee's services on the Board of Directors, for purposes of this Agreement, and the cause of such termination, for purposes of this Agreement, shall be determined by the Board of Directors, and its determination shall be final.  Nothing herein shall give the Optionee any right to continued service or affect in any manner the right of the Company to terminate the service of the Optionee.

10.            Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee. This Agreement and all actions taken shall be governed by and constructed in accordance with the laws of the State of Texas.  In the event of conflict between this Agreement and the Plan, the terms of the Plan shall control.  All undefined capitalized terms used herein shall have the meaning assigned to them in the Plan.  The Board of Directors shall have authority to construe the terms of this Agreement, and the Board of Directors' determinations shall be final and binding on the Optionee and the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Optionee has executed this Agreement as of the day and year first above written.

LUFKIN INDUSTRIES, INC.
By:
Its:	President and CEO
OPTIONEE:
(Name)